Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 18, 1999 relating to the financial statements, which appears in the 1999 Annual Report to Shareholders of Johnson Controls, Inc., which is incorporated by reference in Johnson Controls, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the incorporation by reference of our report dated October 18, 1999 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our reports dated June 23, 2000 relating to the financial statements, which appears in the Annual Reports of the Johnson Controls Savings and Investment Plan, the Johns Creek Savings and Investment Plan, the Johnson Controls World Services Inc. Retirement Savings Plan and the Johnson Controls Northern New Mexico L.L.C. Retirement Savings Plan on Form 11-K for the year ended December 31, 1999.



/s/  PricewaterhouseCoopers LLP

Milwaukee, WI
July 14, 2000